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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 14, 2005

                           ALLIS-CHALMERS ENERGY INC.
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               1-2199
(STATE OR OTHER JURISDICTION                            (COMMISSION FILE NUMBER)
      OF INCORPORATION)

                                   39-0126090
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) The Company is party to a Stockholders Agreement dated April 2, 2004, whereby Energy Spectrum Partners, LP has the right to designate three nominees to the Board of Directors and the right to require the Company to retain an investment bank to investigate the sale of the Company if the Company has not effected a public offering of its securities prior to such date. Energy Spectrum has verbally agreed to enter into an amendment to the Stockholders Agreement to eliminate the requirement that an investment bank be retained to sell the Company. Two of Energy Spectrum's three designated directors on the Board resigned January 14, 2005, and Energy Spectrum has additionally agreed not to utilize its right to appoint two replacement directors unless and until it notifies the Company of its determination to reassert such right. The Company is currently in the process of preparing a written amendment to the Stockholders Agreement which will be filed with the Commission when finalized. Please see
Item 5.02(b) and (d), of this Form 8-K for additional information on three new directors appointed to the Board of Directors of the Company.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company entered into a Purchase Agreement on December 10, 2004 to acquire all the equity interests of Downhole Injection Systems, LLC ("DIS") from an investor group in Midland, Texas (65%) and Chevron USA, Inc. (35%) for approximately $1.1 million in cash, 508,466 shares of Company's Common Stock and payment or assumption of $950,000 of DIS debt. The total investment by the Company in the acquisition of DIS was $3,950,000. DIS is headquartered in Midland, Texas and provides solutions to downhole chemical treating problems through the installation of small diameter, stainless steel coiled tubing into producing oil and gas wells.

The Company filed a Form 8-K on December 16, 2004, describing the DIS acquisition as a "Material Definitive Agreement". Registrant will file the financial statements of DIS and pro forma financial information required with this Form 8-K, if any, on or prior to 71 days following the date the original Report on Form 8-K was due.

A copy of the Purchase Agreement was attached as Exhibit 10.63 to the previously filed Form 8-K.

The Company on January 19, 2005, agreed to issue to one of the shareholders of DIS an additional 60,000 shares of Common Stock, as a result of the recalculation of the number of shares due to such owner. The total number of shares of Common Stock issued to the owners of DIS in connection with the acquisition will now total 568,466. The total investment in DIS by the Company will not change.

ITEM 3.02 - UNREGISTERED SALE OF EQUITY SECURITIES

(a) The Company reported on Form 8-K filed with the SEC that it issued 508,466 shares of Common Stock, $.01 par value ("Common Stock") to the owners of DIS in consideration for their equity interests in DIS. As described in Item 2.01 above, the Company has agreed to issue an additional 60,000 shares of Common Stock. These shares of Common Stock will also be issued in reliance on Regulation D promulgated under the Securities Act and obtained representation from the owner as to his status as an "accredited investor" as that term is defined in Regulation D.

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Christina E. Woods and James W. Spann resigned as directors of the Company effective January 14, 2005. Ms. Woods was a member of the Company's Audit Committee of the Board of Directors.

The Company elected Dave Wilde the President and Chief Operating Officer on January 14, 2005, in place of Jens H. Mortensen, Jr. who was elected Vice Chairman of the Board of Directors and remains President of Jens' Oil Field Service, Inc. Leonard Toboroff was also elected as Vice Chairman of the Board of Directors.

(c) The Company elected David Wilde as President and Chief Operating Officer effective January 14, 2005. Mr. Wilde is 48 years old and has served as President and Chief Executive Officer of the Company's subsidiary Strata Directional Technology, Inc. ("Strata") since October 2003 and served as Strata's President and Chief Operating Officer from July 2003 until October 2003. From February 2002 until July 2003 Mr. Wilde served as the Company's Executive Vice President of Sales and Marketing. From May 1999 until February 2002, Mr. Wilde served as Sales and Operations Manager of Strata's Gulf Coast Division. From March 1998 until May 1999 Mr. Wilde was Sales Manager at Strata. Mr. Wilde has more than 25 years experience in the drilling sector of the oil service industry and 21 years experience in the directional and horizontal drilling and rental tool business.

Mr. Wilde serves as President and Chief Executive Officer of Strata pursuant to the terms of a three-year employment agreement dated as of April 1, 2004. Under the terms of the employment agreement, Mr. Wilde receives an annual base salary of $200,000 subject to annual review and potentially an increase by our Board of Directors. In addition, Mr. Wilde is entitled to receive a bonus in an amount equal to 5% of Strata's earnings before taxes, interest and depreciation provided that Strata meets designated minimum earnings targets and provided further that such bonus may not exceed 120% of Mr. Wilde's base salary. The bonus calculation is subject to adjustment in subsequent years and in the event of acquisitions or other extraordinary transactions. Mr. Wilde received a signing bonus of $75,000. In addition, in December 2003 the Company granted Mr. Wilde options to acquire 100,000 shares of Common Stock at a purchase price of $2.75 per share, and on October 11, 2004, granted to Mr. Wilde options to purchase an additional 110,000 shares at an exercise price of $4.85 per share. Both options granted to Mr. Wilde vest as to one-third of the shares subject to the option on the grant date and will vest as to one-third of the shares subject to the option on each of the first two anniversaries of the grant date. If Mr. Wilde's employment is terminated by the Company for any reason other than "cause", as defined in Mr. Wilde's employment agreement, or death or disability, or if Mr. Wilde is "constructively terminated," as defined in the agreement (which definition includes a change in control with us if Mr. Wilde does not continue employment with the Company or its successor), the he is entitled to receive his then current salary for the entire term of his contract, reduced by any amounts he earns for services during the severance period.

(d) The Company's Board of Directors elected Jeffrey R. Freedman, Victor F. Germack and Thomas E. Kelly as directors of the Company on January 14, 2005 to fill vacancies on the Board of Directors. Mr. Kelly has been appointed to the Compensation Committee of the Board of Directors, replacing Saeed M. Sheikh, who resigned as a director in December 2004, and Mr. Germack has been appointed to the Audit Committee of the Board of Directors, replacing Ms. Woods.

The Company has a Stockholders Agreement dated April 2, 2004, whereby Energy Spectrum Partners, LP has the right to designate three nominees to the Board of Directors as long as Energy Spectrum holds certain amounts of Common Stock of Company. Two of Energy Spectrum's nominees resigned effective January 14, 2005 (See Item 1.01 regarding amendment of the Stockholders Agreement and Item 5.02(b)of this Form 8-K). Energy Spectrum has notified the Company that it will designate only one of the three directors it is entitled to designate unless and until it notifies the Company of its determination to reassert its right to designate three directors.

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ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The Company will file the financial statements required by this item in regards to the matters in Item 2.01 of this Form 8-K, if any, not later than 71 calendar days after the initial report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information. The Company will file the pro formal financial information statements required by this item in regards to the matters in Item 2.01 of this Form 8-K, if any, not later than 71 calendar days after the initial report on Form 8-K was required to be filed.

(c) Exhibits. The Company will file the written amendment to the Stockholders Agreement referred to in Item 1.01 hereof when completed.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ALLIS-CHALMERS ENERGY INC.

                                                    /S/ VICTOR M. PEREZ
                                                    ---------------------------
                                                    BY: VICTOR M. PEREZ
                                                    CHIEF FINANCIAL OFFICER

DATE: JANUARY 21, 2005

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